Exhibit 99.1

Hillenbrand to Acquire ROTEX

•      Hillenbrand continues to diversify its business for long-term revenue and earnings growth.

•      ROTEX will become part of Hillenbrand’s Process Equipment Group.

BATESVILLE, Indiana, August 5, 2011 — /PR NewsWire/ — Hillenbrand, Inc. (NYSE: HI) has entered into a definitive agreement to acquire privately held ROTEX Global, LLC, a portfolio company of Windjammer Capital Investors, for $240 million in cash, subject to certain closing and post-closing adjustments. The acquisition is expected to close in late August, subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions. Based in Cincinnati, Ohio, ROTEX is a leading manufacturer of dry material separation machines and replacement parts and accessories used in a broad range of domestic and international industries.

After the closing of this transaction, ROTEX will become the third line of business under Hillenbrand’s Process Equipment Group. The two existing lines are K-Tron, which focuses primarily on feeding and pneumatic conveying equipment, and the Size Reduction Group, which concentrates on crushing equipment, conveying systems and screening equipment.

“ROTEX products complement both existing Process Equipment Group business lines, while giving us additional reach into new high-growth applications and geographies,” said Kenneth A. Camp, Hillenbrand’s president and chief executive officer. “In addition, the ROTEX global growth strategy allows us to leverage our existing plans for the Process Equipment Group’s expansion, particularly in Europe and Asia.”

On a trailing 12-month basis (July 2010 through June 2011), ROTEX’s revenue was $90 million and earnings before interest, taxes, depreciation and amortization (EBITDA) were $24 million. Between 2006 and 2010, including the period following Windjammer’s acquisition of ROTEX in March 2007, ROTEX’s revenue had a compound annual growth rate of just over 10 percent and the company consistently improved its EBITDA margins.

“ROTEX is a well-respected international company that focuses on high-quality manufacturing, has enduring customer relationships and generates strong cash flow — all of which are key attributes for any company joining Hillenbrand, Inc.,” Camp said. “We’re delighted to welcome ROTEX to the Hillenbrand family of companies and to work with this experienced and talented management team, led by President and CEO Bill Herkamp. We believe our strengths in strategy management, lean business processes and talent development will help ROTEX reach even higher levels of success and allow us to build additional value for Hillenbrand shareholders.”

“ROTEX has long known and respected the brands represented by Hillenbrand’s Process Equipment Group,” said Herkamp. “We’re excited about the skills and core competencies Hillenbrand can provide, and we’re looking forward to working with the Hillenbrand team to enhance our global growth opportunities.”

Financing

Hillenbrand expects to use cash on hand and cash available under its revolving credit facility to fund the acquisition. The transaction is expected to be accretive to Hillenbrand’s earnings per share immediately, net of acquisition costs.

P&M Corporate Finance LLC is serving as financial advisor to Hillenbrand in the transaction, and Skadden, Arps, Slate, Meagher & Flom LLP and Baker & Daniels LLP are serving as its legal advisors.

More Information

Hillenbrand will provide additional insight into the acquisition of ROTEX during its third-quarter earnings call and simultaneous webcast, scheduled for Tuesday, August 9, at 8 a.m. ET. The webcast will be available at http://ir.hillenbrandinc.com and will be archived on the company’s website through August 9, 2012.

To access the conference call, listeners in the United States and Canada may dial 1-877-856-1965, and international callers may dial 1-719-325-4853. A replay of the call will be available until midnight ET, Tuesday, August 23, 2011, by dialing 1-888-203-1112 in the United States and Canada or 1-719-457-0820 internationally, and using the passcode 7914711.

About Hillenbrand, Inc.

Hillenbrand (www.HillenbrandInc.com) is a diversified enterprise with multiple subsidiaries focused around two separate operating businesses. Batesville Casket (www.batesville.com) is a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, burial vaults, selection room display fixturing, and other personalization and memorialization products. The Process Equipment Group is a recognized leader in the design, production, marketing and servicing of equipment and systems used in processing applications for a diverse range of industrial markets. Its two business lines are K-Tron, which focuses primarily on feeding and pneumatic conveying equipment, and the Size Reduction Group, which concentrates on size reduction equipment, conveying systems and screening equipment, operating under three brands: Pennsylvania Crusher, Gundlach and Jeffrey Rader. HI-INC-O

About ROTEX Global, LLC

ROTEX Global, LLC is a pioneer and global leader in the development of screening equipment and technology for the process industries. ROTEX offers an innovative line of separation equipment that includes: gyratory and vibratory screeners and sifters for dry applications, liquid-solid separators for wet applications, automated particle size analyzers, and vibratory feeders and conveyors. ROTEX® Parts & Service offers a full range of genuine replacement parts and rebuild services.

Disclosure Regarding Forward-Looking Statements

Throughout this release, we make a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, forward-looking statements are statements about the future, as contrasted with historical information. Our forward-looking statements are based on assumptions and current expectations of future events that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections.

Words that could indicate we’re making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
targeted	encourage	promise	improve	progress	potential	should

This isn’t an exhaustive list, but is simply intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here’s the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors — many of which are beyond our control — could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstance that could result in the termination of the purchase agreement; the outcome of any legal proceedings that may be instituted against Hillenbrand, ROTEX or others following announcement of the acquisition; the inability to satisfy the conditions to complete the acquisition (or to complete the acquisition on a timely basis), including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act; risks that the proposed transaction disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition, including potential synergies and cost savings or the failure of the acquired company to achieve its plans and objectives generally; and legislative, regulatory and economic developments. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in item 1A of Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2010, filed with the Securities and Exchange Commission (SEC) November 23, 2010. Hillenbrand and ROTEX can give no assurance that any of the contemplated transactions will be completed or that the conditions to the acquisition will be satisfied. Hillenbrand assumes no obligation to update or revise any forward-looking information as a result of new information or future events or developments.

CONTACT

Investor Relations for Hillenbrand, Inc.
Chris Gordon, Director, Investor Relations
Phone: 812-931-5001
E-mail: chris.gordon@hillenbrand.com

Shari Morey, Communications Manager
Phone: 812-931-5035
E-mail: shari.morey@hillenbrand.com

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